SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 3, 2015 (March 30, 2015)

MABWE MINERALS INC.
(Exact name of registrant as specified in its charter)

Wyoming	000-51443	46-4222809
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

400 Rinehart Road
#1000, Lake Mary, FL 32746
(Address of Principal Executive Offices)

 (407) 477-5618
(Registrant’s Telephone Number, Including Area Code)

41 Howe Lane
Freehold, New Jersey 07728
(former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Item 1.01   Entry into a Material Definitive Agreement.

On March 30, 2015, the registrant ("Mabwe" or the “Company”), entered into a Share Purchase and Asset Sale Agreement (the “SPA”) among Mabwe Minerals, Fonon Technologies, Inc. ("Fonon"), Raptor Resources Holdings Inc. and Dmitriy Nikitin pursuant to which the Company sold an aggregate of 325,241,608 shares of its common stock, to give Fonon 65% ownership of all issued and outstanding shares of Mabwes' capital stock in exchange for certain assets of Fonon valued at approximately $10 million that Fonon uses in its laser material processing business.

Fonon intends for the Company to focus on the business of 3D FUSION™ or 3D Laser Metal Sintering ("3D Laser Metal Printing"), an emerging additive metal nano powder manufacturing technology with a presence in numerous industries including medical, aerospace and defense.  3D Laser Metal Printing has diverse applications, including the manufacturing of highly complex geometrics, fast track prototyping, mold fabrication and repair, with new emerging technically driven applications in high-tech engineering and electronics.  3D Laser Metal Printing is a layered, digitally driven additive manufacturing process that uses high quality focused laser energy to fuse metal nano powders into 3D objects. Metal powder is supplied to each customer as a consumable item after acquiring a Laser 3D Metal System.

At closing, Mabwe transferred all of its assets and liabilities to a company controlled by Al Pietrangelo so the Company will now engage in the business of Fonon.  Effective upon the closing date of the SPA, Al Pietrangelo, former President and CEO and sole director, resigned, and prior to such resignation appointed Dmitriy Nikitin to be the sole member of its Board.  Mabwe now intends to initiate a 1:10 reverse stock split, issue to Fonon an additional 65,000,000 shares of Mabwe Common Stock to achieve ownership by Fonon of 97,524,161 shares or 85% of Mabwe's 115,000,000 post-split issued and outstanding shares of capital stock, which includes a warrant issued to Al Pietrangelo, former President of Mabwe, to purchase 12,500,000 shares of the Company's common stock for a period of two years at an exercise price of .001 per share.  The foregoing description of the SPA does not purport to be complete and is qualified in its entirety by reference to the SPA which is filed as exhibit 10.1 to this Current Report on Form 8-K.

The Company issued a press release to announce the change of control and new business focus.  A copy of the press release is attached hereto as Exhibit 99.1.

Item 3.02   Unregistered Sales of Equity Securities.

Reference is made to the disclosure made under Item 1.01 of this Current Report on Form 8-K, which is incorporated herein by reference.  We conducted the offering in reliance upon the exemption from registration provided by Section 4(2) and/or Rule 506 of Regulation D under the Securities Act.

Item 5.01   Change in Control of Registrant.

Reference is made to the disclosure made under Item 1.01 of this Current Report on Form 8-K, which is incorporated herein by reference.

Item 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 30, 2015, following the execution of the SPA and in accordance with its terms, Al Pietrangelo resigned as the sole Director of the Company's Board of Directors and appointed Dr. Dmitriy Nikitin to be the sole Director of the Company's Board of Directors. Immediately following the election of Dr. Nikitin as the Director of the Company, he nominated J. Louis Schlegel IV and Arnold Bykov to be directors, and a majority of the shareholders elected Messrs. Schlegel and Bykov as directors .  The new Board appointed Dr. Nikitin as President and CEO, Carlos Gonzalez as CFO, J. Louis Schlegel IV as Vice President and Michael Misowitz as Secretary of the Company.

Biographical Information for Directors and Officers

Carlos Gonzalez, age 65, Director, CFO, oversees regional business development.  Immediately prior to joining the Company, Mr. Gonzalez was Vice President of 53 Bank, and during the last four years Vice President at US Investment Corporation, responsible for Financing/Business Development of renewable energy projects.  Mr. Gonzalez has an extensive international and domestic banking career, initially in Oregon with Wells Fargo Bank, and later in Florida with SunTrust, Union Planters (now Regions), Banco Popular North America and Fifth Third Bank. He is a certified lender by the Export Import Bank of the United States, an investments Registered Paraplanner, and licensed to transact insurance in Florida. A native of Cuba and a retired Major from the U.S. Army, Mr. Gonzalez served in the Combat Military Police in Vietnam, and later in Saudi Arabia and Iraq during Operation Desert Storm, where he received the Bronze Star Medal and numerous other awards. Mr. Gonzalez graduated from Portland State University with degrees in International Business Administration, Marketing and Latin America Studies. He also attended the United States Army Command and General Staff College.

Arnold Bykov, age 78, is a Director and Chief Design Engineer. For the last 25 years, Mr. Bykov was working at Fonon Technologies and an affiliated company developing laser systems for material processing.  Arnold Bykov is currently responsible for the industrial design and technological process of ZWLCTTM - Zero Width Laser Cutting Technology.  Almost 20 years of his engineering career have been invested in the development of industrial equipment for high-tech industries.  The majority of those developments were prepared for laser cutting technology related products through his work with a team of other FTI engineers during the last 15 years and directly for FTI for the past five years.  Mr. Bykov received a number of state awards and certificates of invention for the development of the laser cutting technology.  He graduated from Minsk Polytechnic University in 1966 and worked his entire professional career as a design engineer and project engineer, supervising a number of design teams.   The Company believes that the expertise that Arnold Bykov has in industrial design and engineering makes him a valuable resource of knowledge and qualifies him to be a member of the Board.

J. Louis Schlegel IV, age 56, is Director and Vice President. Mr. Schlegel is currently responsible for the roll-out of FTI’s 3D Metal Printing Systems sales and strategic initiatives aimed at rapid penetration into what the Company believes is a high-growth, emerging market, that the Company expects represents a $45B market by 2020 for systems and end-users of these systems.  For the last ten years Mr. Schlegel held positions as Director of Sales at RF Solutions and Vice President of New Business at Raptor Resources Holdings Inc.  Mr. Schlegel also has extensive first-hand sales, marketing and engineering management experience in the semiconductor industry. He has guided multiple start-up companies that possessed cutting edge technologies, like FTI, to rapid revenue growth eventually leading to acquisition by well-known semiconductor companies.  During his career, he has participated in transitioning four privately held companies into public companies.  Mr. Schlegel holds a Bachelor of Science in Electrical Engineering from the University of Central Florida as well as a Master’s in Business Administration with honors from Orlando College.  The Company believes Mr. Schlegel's marketing experience makes him qualified to be a member of the Board.

Michael Misowitz, Jr., age 37, is Corporate Secretary and Sales Operations Manager. For the prior 15 years, Mr. Misowitz was Sales Support Manager at MtronPTI, an RF component manufacturer.  Mr. Misowitz is currently responsible for facilitating data review and reporting on sales, process controls, as well as ownership of the customer relationship management system. Mr. Misowitz has 17 years experience in the electronics manufacturing industry, from sales to engineering to operations with a consent emphasis on process improvement.  Mr. Misowitz also has enterprise resource planning setup, implementation, and management experience with shipping, receiving, quality control, document control, engineering, and production.  Mr. Misowitz holds a Bachelor of Science in Telecommunication Technology from ITT Technical Institute.

Item 9.01 Financial Statement and Exhibits.

(d)     Exhibits

Exhibit Number	Description
10.1	Share Purchase Agreement and Asset Sale Agreement among Fonon Technologies, Inc., Mabwe Minerals Inc., Raptor Resources Holdings Inc. and Dmitriy Nikitin dated March 30, 2015
99.1	Press Release dated April 3, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 3, 2015	MABWE MINERALS INC. By: /s/ Dmitriy Nikitin Dmitriy Nikitin President and Chief Executive Officer